                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    December 8, 1997
                                                 ------------------------------



                              RINGER CORPORATION
--------------------------------------------------------------------------------
       (Exact name of small business issuer as specified in its charter)



       Minnesota                    0-18921                  41-0848688
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File Number)        Identification Number)


9555 James Avenue South, Suite 200, Bloomington, Minnesota            55431-2543
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code          (612) 703-3300
                                                      --------------------------


________________________________________________________________________________
         (Former name or former address, if changed since last report.)

This Current Report on Form 8-K/A of Ringer Corporation (the "Registrant") furnishes the financial statements and the pro forma financial information that were omitted from the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 22, 1997, File No. 000-18921 (the "Registrant's December 1997 Form 8-K"), in accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K which allow the Registrant a 60-day extension of the time for the filing of such financial statements and pro forma financial information. The financial statements and pro forma financial information included herein relate to the merger of the Registrant with Southern Resources, Inc. as described in Item 1 and Item 2 of the Registrant's December 1997 Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          The following audited consolidated financial statements of Southern Resources Inc. for the fiscal years ended October 3, 1997 and September 27, 1996 are included in a separate section of this report following the signature page:

               Independent Public Auditor's Report

               Consolidated Balance Sheets at October 3, 1997 and September 27, 1996.

               Consolidated Statements of Income and Retained Earnings for the fiscal years ended October 3, 1997 and September 27, 1996.

               Consolidated Statements of Cash Flows for the fiscal years ended October 3, 1997 and September 27, 1996.

               Notes to Consolidated Financial Statements


     (b)  PRO FORMA FINANCIAL INFORMATION

          The following pro forma financial information is included with the financial statements in a separate section of this report following the signature page:

               Pro Forma Statements of Operations for the fiscal year ended September 30, 1997 and 1996

     (c)  EXHIBITS

          The following exhibit was filed with the Registrant's December 1997 Form 8-K and is incorporated by reference herein.


     Exhibit Number and Description
     ------------------------------

     2.1  Amended and Restated Agreement and Plan of Merger.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RINGER CORPORATION



Dated:   February 19, 1998    By /S/ Mark G. Eisenschenk
                                ------------------------        -
                                  Mark G. Eisenschenk
                                  Executive Vice President and Chief Financial
                                  Officer
                                  (principal financial officer)

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION

AUDITED FINANCIAL STATEMENTS                                         PAGE
----------------------------                                         ----
INDEPENDENT AUDITORS' REPORT                                           6

CONSOLIDATED BALANCE SHEETS                                           7-8

CONSOLIDATED STATEMENTS OF INCOME
   AND RETAINED EARNINGS                                               9

CONSOLIDATED STATEMENTS OF CASH FLOWS                                10-11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           12-18


UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
--------------------------------------------

PRO FORMA STATEMENTS OF OPERATIONS
    FOR FISCAL YEARS ENDED OCTOBER 3, 1997 AND SEPTEMBER 27, 1996    19-20

INDEPENDENT AUDITOR'S REPORT
----------------------------

Board of Directors
  Southern Resources, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Southern Resources, Inc. and Subsidiaries as of October 3, 1997 and September 27, 1996, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements preparation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Resources, Inc. and Subsidiaries at October 3, 1997 and September 27, 1996, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 6, the Company is a party to a governmental action and lawsuit related to contamination discovered on and near the Company's plant site. Management believes that the contamination arose prior to the purchase of the plant site by the company from an unaffiliated predecessor corporate owner. The former owner of the plant site has cooperated with governmental authorities and initiated remedial activities. Management believes that the governmental and legal actions should not result in loss to the Company. Accordingly, no provision for losses related to these actions have been made in the accompanying consolidated financial statements.

As discussed in Note 9, all of the outstanding common stock of Southern Resources, Inc. has been exchanged for common stock of a publicly traded corporation subsequent to October 3, 1997.


SMITH & HOWARD, P.C.
Atlanta, Georgia
November 14, 1997, except for Note 9 as to which the date is December 8, 1997

                   SOUTHERN RESOURCES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     OCTOBER 3, 1997 AND SEPTEMBER 27, 1996


ASSETS


                                                                      1997           1996
                                                                      ----           ----
Current Assets
  Cash                                                             $     2,780    $   119,820
  Accounts receivable - trade, less allowance for doubtful
  accounts of $15,816 and $12,265 in 1997 and 1996,
  respectively (Notes 4 and 5)                                       3,726,946      3,327,662
  Inventories (Notes 2, 3, 4 and 5)                                  4,800,043      5,059,878
  Prepaid expenses                                                     260,067        295,324
  Deferred income taxes (Note 7)                                        64,677        118,184
  Prepaid income taxes                                                  19,403              -
  Other                                                                159,971         99,749
                                                                   -----------    -----------

     Total Current Assets                                            9,033,887      9,020,617

Property and Equipment, at Cost (Notes 3 and 5)

  Land                                                                  43,879         43,879
  Buildings and improvements                                           482,428        482,428
  Machinery and equipment                                            2,989,961      2,833,509
                                                                   -----------    -----------
                                                                     3,516,268      3,359,816
  Less accumulated depreciation                                     (1,589,848)    (1,242,613)
                                                                   -----------    -----------
                                                                     1,926,420      2,117,203

Other Assets (Note 3)
  Trademarks, less accumulated amortization
   of $40,540 and $30,000 in 1997 and 1996, respectively               111,952        120,000
  Product registrations, less accumulated amortization
   of $80,000 and $60,000 in 1997 and 1996, respectively               220,000        240,000
  Deferred loan fees, less accumulated amortization
   of $151,431 and $75,605 in 1997 and 1996, respectively              168,207        237,566
  Deferred income taxes (Note 7)                                        12,646              -
  Other                                                                160,209         81,985
                                                                   -----------    -----------
                                                                       686,214        679,551
                                                                   -----------    -----------

                                                                   $11,633,321    $11,817,371
                                                                   ===========    ===========

    The accompanying notes are an integral part of this financial statement.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         1997           1996
                                                         ----           ----
Current Liabilities
  Accounts payable                                    $ 3,884,607    $ 3,269,190
  Accrued expenses and other current liabilities          445,161        546,969
  Borrowings under lines of credit (Note 4)             3,859,355              -
  Current portion of long-term debt (Note 5)            1,668,243      1,208,084
  Due to stockholders (Note 8)                            170,892        356,268
  Income taxes payable                                          -          9,539
                                                      -----------    -----------
                                                       10,028,258      5,390,050


Borrowings Under Lines of Credit (Note 4)                       -      3,917,464


Long-Term Debt, Net of Current Portion (Note 5)         1,566,840      1,991,459


Note and Accrued Interest Payable - Stockholder
  (Note 8)                                                327,127        232,372


Deferred Income Taxes (Note 7)                                  -        165,748


Contingencies (Note 6)


Stockholders' Equity
  Common stock - par value $1, authorized 100,000
   shares, issued and outstanding 500 shares                  500            500
  Additional paid-in capital                                  500            500
  Retained earnings (accumulated deficit)                (289,904)       119,278
                                                      -----------    -----------
                                                         (288,904)       120,278
                                                      -----------    -----------

                                                      $11,633,321    $11,817,371
                                                      ===========    ===========

    The accompanying notes are an integral part of this financial statement.

                   SOUTHERN RESOURCES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
               YEARS ENDED OCTOBER 3, 1997 AND SEPTEMBER 27, 1996

                                                    1997           1996
                                                    ----           ----
Sales                                            $25,034,085    $20,791,647

Cost of Sales                                     20,786,922     17,097,731
                                                 -----------    -----------

     Gross Profit                                  4,247,163      3,693,916

Selling, General and Administrative Expenses       3,846,877      2,612,536
                                                 -----------    -----------

     Income from Operations                          400,286      1,081,380

Other Income (Expense)
  Interest expense                                  (926,919)      (688,607)
  Loss on disposal of equipment                            -         (1,543)
  Other                                               (7,436)        10,522
                                                 -----------    -----------
                                                    (934,355)      (679,628)
                                                 -----------    -----------

     Income (Loss) before Income Taxes              (534,069)       401,752

Provision (Credit) for Income Taxes (Note 7)
  Current                                                  -         12,373
  Deferred                                          (124,887)       125,538
                                                 -----------    -----------
                                                    (124,887)       137,911
                                                 -----------    -----------

     Net Income (Loss)                              (409,182)       263,841

Retained Earnings (Accumulated Deficit) at
  Beginning of Year                                  119,278       (144,563)
                                                 -----------    -----------

Retained Earnings (Accumulated Deficit) at
 End of Year                                     $  (289,904)   $   119,278
                                                 ===========    ===========

    The accompanying notes are an integral part of this financial statement.

                   SOUTHERN RESOURCES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              YEARS ENDED OCTOBER 3, 1997 AND SEPTEMBER 27, 1996

                                                          1997           1996
                                                          ----           ----
Cash Flows from Operating Activities
  Cash received from customers                        $ 24,584,235   $ 20,663,058
  Cash paid to suppliers and employees                 (23,436,561)   (18,735,049)
  Income taxes (paid) refunded                             (28,942)         2,077
  Interest paid                                           (854,308)      (635,423)
  Other income (expense)                                    (7,436)        10,522
                                                      ------------   ------------
     Net Cash Provided by Operating Activities             256,988      1,305,185
                                                      ------------   ------------

Cash Flows from Investing Activities
  Cash paid in acquisition of Rigo/Black Leaf                    -     (2,335,000)
  Acquisitions of property and equipment                  (156,452)      (111,457)
  (Increase) decrease in other assets                     (173,838)      (109,072)
                                                      ------------   ------------
     Net Cash Required by Investing Activities            (330,290)    (2,555,529)
                                                      ------------   ------------

Cash Flows from Financing Activities
  Proceeds from issuance of long-term debt                 649,235              -
  Principal payments on long-term debt                    (657,008)      (318,603)
  Borrowings (repayments) under lines of credit, net       (58,109)     1,592,605
  Increase in note payable - stockholder                    22,144         56,854
                                                      ------------   ------------
     Net Cash Provided (Required) by
       Financing Activities                                (43,738)     3,172,928
                                                      ------------   ------------

Net Increase (Decrease) in Cash                           (117,040)        80,512

Cash at Beginning of Year                                  119,820         39,308
                                                      ------------   ------------

Cash at End of Year                                   $      2,780   $    119,820
                                                      ============   ============

(Continued)

   The accompanying notes are an integral part of this financial statement.

                   SOUTHERN RESOURCES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              YEARS ENDED OCTOBER 3, 1997 AND SEPTEMBER 27, 1996

(Continued)

                                                                   1997          1996
                                                                   ----          ----
Reconciliation of Net Income (Loss) to Net Cash
     Provided By Operating Activities

Net Income (Loss)                                                $(409,182)   $  263,841

Adjustments to Reconcile Net Income (Loss) to Net Cash
    Provided by Operating Activities:
     Bad debts expense                                              50,566        80,161
     Depreciation and amortization                                 583,569       413,884
     Interest expense accrued as long-term debt                     72,611        53,184
     Loss on disposal of equipment                                       -         1,543
     Provision (credit) for deferred income taxes                 (124,887)      125,538
     Increase in accounts receivable                              (449,850)     (128,589)
     Decrease in inventories                                       259,835       831,719
     Increase in prepaid expenses and other current assets         (24,965)     (157,708)
     (Increase) decrease in prepaid income taxes                   (19,403)        4,911
     Increase (decrease) in accounts payable                       615,417      (261,897)
     Increase (decrease) in accrued liabilities                   (101,808)       69,059
     Decrease in due to stockholders                              (185,376)            -
     Increase (decrease) in income taxes payable                    (9,539)        9,539
                                                                 ---------    ----------

Total Adjustments                                                  666,170     1,041,344
                                                                 ---------    ----------

Net Cash Provided by Operating Activities                        $ 256,988    $1,305,185
                                                                 =========    ==========

Supplementary Schedule of Non-Cash Investing and Financing Activities:

During the year ended October 3, 1997 the Company refinanced outstanding long-term debt in the amount of $987,782 with a portion of the proceeds from a $1,650,000 term note payable.

Further, the Company issued long-term debt of $2,177,072 bearing interest at 8% as partial payment for the acquisition of the Rigo/Black Leaf consumer pesticide division of Wilbur Ellis Company. The long-term debt calls for monthly principal payments of $67,000 plus accrued interest.

During the year ended September 27, 1996, the Company financed the acquisition of equipment through a capital lease in the amount of $68,452.

   The accompanying notes are an integral part of this financial statement.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation and Business Operations
     ---------------------------------------------

     The accompanying consolidated financial statements include the accounts of Southern Resources, Inc. and its wholly-owned subsidiaries SureCo, Inc. and Peach County Property, Inc., collectively referred to herein as the Company. All material inter-company transactions and balances have been eliminated in consolidation.

     The Company is engaged in the manufacture and marketing of specialty pesticide products to consumer and commercial users and provides packing services for companies marketing their own brands of consumer and commercial pesticides. The Company's principal markets are throughout North America and the Caribbean.

     During the year ended October 3, 1997, 17% and 14% of the Company's sales were to two separate customers, and 16% of the Company's purchases were from one vendor.

     Fiscal Year
     -----------

     The Company's fiscal year ends on the Friday nearest September 30. The accompanying consolidated financial statements include results of operations for fifty-three weeks for the year ended October 3, 1997 and fifty-two weeks for the year ended September 27, 1996.

     Inventories
     -----------

     Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market.

     Property and Equipment
     ----------------------

     Property and equipment are recorded at cost, less accumulated depreciation. When the assets are retired or otherwise disposed of, the costs less accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

     Depreciation and amortization are provided over the estimated useful lives using the straight-line method for financial reporting purposes and primarily accelerated methods for income tax reporting purposes.

NOTE 2 - INVENTORIES

     Inventories consisted of the following at October 3, 1997 and September 27, 1996:

                                       1997         1996
                                       ----         ----
        Raw materials                $2,421,544   $2,506,802
        Finished goods                2,378,499    2,553,076
                                     ----------   ----------

                                     $4,800,043   $5,059,878
                                     ==========   ==========

NOTE 3 - ACQUIRED ASSETS

     In April 1996, the Company acquired the inventories, certain equipment and product registrations of the Rigo/Black Leaf division of Wilbur-Ellis Company (Rigo/Black Leaf) for a total purchase price of

     $4,177,072. The purchase price was allocated to the inventories ($3,827,013), equipment ($119,092), and prepaid product registration cost ($230,967) based upon book values, which estimated their fair values, at the acquisition date. The total purchase price for the aforementioned assets was satisfied with a cash payment of $2,000,000 and the Company's note payable to the seller for $2,177,072 (see Note 5). Included in the assets purchased were inventories (products, labels, and packaging) used in connection with the seller's seed treatment products. The seller must repurchase, at the Company's cost, all such unused inventories at the earlier of the satisfaction of the Company's note payable to the seller or April 1999.

     The acquisition was accounted for as a purchase business combination. Rigo/Black Leaf operations are included in the Company's consolidated statement of income from the effective date of the acquisition of April 28, 1996. The following table sets forth unaudited pro forma sales, income before taxes and net income (loss) for the Company as if the Company and Rigo/Black Leaf had been combined at the beginning of the periods shown. This pro forma financial information is provided for illustrative purposes only. It is not necessarily indicative of results which may be obtained in the future (000s).

                                            (Unaudited)
                                         Fiscal Year Ended
                                        September 27, 1996
                                        -------------------
          Net sales                         $28,209
          Income before taxes                   377
          Income (loss)                         229

     In connection with the Rigo/Black Leaf acquisition, four shareholders of the Company owning all of the outstanding shares of the Company collectively agreed to sell 20% of their shares of Company stock to an employee who was previously employed by Rigo/Black Leaf's prior owner which, if purchased by the employee, would result in his owning 20% of the Company's outstanding common stock. As a condition precedent to purchase such stock, the employee would be required to enter into certain agreements under which the employee would be subject to cross guarantees and indemnities to which the other shareholders are obligated. The purchase price for such stock is initially $700,000 as of April 1996 and increases thereafter by a factor of 6% per annum compounded monthly for each month of time passing until the purchase date, which cannot be later than the date at which there has been a change of control or April 1998 whichever is later. For accounting purposes, the share purchase is a variable option which is being accounted for over the period of the agreement. Management believes the prescribed purchase price of the stock represented its estimated fair market value as of April 1996 and September 1996.

NOTE 4 - LINES OF CREDIT

     During 1996 the Company arranged a new $7,000,000 working capital facility, increased to $8,000,000 during 1997, with another commercial finance corporation which replaced its $2,500,000 line and provided funding in the amount of $2,000,000 used to acquire assets (see Note 3). Advances under the lines are limited to 80% of eligible trade accounts receivable and 60% of eligible inventories, with advances related to inventories limited to $2,600,000. Borrowings under the lines bear interest at the commercial financial corporation's reference rate plus 2.25% (an effective interest rate of 10.75% at October 3, 1997), are secured by accounts receivable, inventories, and certain intangible assets including product registrations and trademarks and are guaranteed by the stockholders of the Company. Since the line of credit agreement is not subject to review until April 1998, outstanding borrowings under the lines of $3,917,464 are classified as a noncurrent liability at September 27, 1996, while outstanding borrowings under the lines of $3,859,355 are classified as a current liability at October 3, 1997.

     The lines of credit include covenants which limit management compensation increases, loans to stockholders or employees and annual capital expenditures. The Company was in compliance with the covenants for the year ended October 3, 1997.

NOTE 5 - LONG-TERM DEBT

     Long-term debt consisted of the following as of October 3, 1997 and September 27, 1996:

                                                                         1997         1996
                                                                         ----         ----
       Term loan with a commercial lending company in the
       amount of $1,650,000 secured by the Company's
       machinery and equipment and securities pledged by one
       of the Company's stockholders and guaranteed by the
       Company and the Company's stockholders; principal and
       interest payable monthly through October 2004.
       Interest on the term loan is at a rate of the 13-week
       Treasury Bills plus 5.5%.                                      $ 1,650,000   $         -

       Term loan in the amount of $2,177,072 issued in
       connection with acquired assets (see Note 3); secured
       by inventories and accounts receivable; monthly
       principal installments of $67,000 plus interest at 8%
       due through March 1998 with all remaining unpaid
       principal ($703,072) and accrued interest due April
       1998. This note is subject to a subordination
       agreement in favor of the Company's working capital
       lender which provides, among other things, that
       service of this indebtedness can occur only after the
       Company is current on the payment of all of its other
       obligations for borrowed monies.                                 1,334,190     1,909,072

       Term loan in the amount of $1,000,000 assumed in
       connection with acquired assets of a Company in
       October - 500,000 1993. Terms modified during 1996 to
       provide that the loan be secured by certain
       production equipment; monthly principal installments
       of $8,333 plus accrued interest from January 1997
       through December 1997, monthly principal installments
       of $16,667 plus accrued interest from January 1998
       through December 1999. Interest on the term loan is
       at a rate of 10%. Outstanding principal and accrued
       interest satisfied with a portion of the proceeds
       received from the $1,650,000 term loan executed
       during 1997.                                                             -       500,000

                                                                            1997         1996
                                                                            ----         ----
       Term loan with bank secured by machinery and equipment;
       principal and interest payments, $12,503 at September 27,
       1996, due monthly through December 1998.  Interest on the
       term loan is at a rate of prime plus 1.5% adjusted quarterly for changes in the prime rate. Outstanding principal and
       accrued interest satisfied with a portion of the proceeds
       received from the $1,650,000 term loan executed during
       1997.                                                                     -       302,020

       Term loan with bank secured by machinery and equipment;
       principal and interest payments, $1,723 at September 27,
       1996, due monthly through October 2002. Interest on the
       term loan is at a rate of prime plus 2% adjusted quarterly for changes in the prime rate. Outstanding principal and
       accrued interest satisfied with a portion of the proceeds
       received from the $1,650,000 term loan executed during
       1997.                                                                     -        92,368

       Term loan with bank secured by machinery and equipment;
       principal and interest payments, $3,061 at September 27,
       1996, due monthly through July 1999. Interest on the term
       loan is at a rate of prime plus 2% adjusted quarterly for
       changes in the prime rate. Outstanding principal and accrued interest satisfied with a portion of the proceeds received from
       the $1,650,000 term loan executed during 1997.                            -        87,690

       Term loan with bank secured by real property; principal and interest payments, $3,071 at September 27, 1996, due
       monthly through February 2000. Interest on the loan is at a
       rate of 10.5%.                                                       74,931       102,938

       Term loan with bank secured by securities pledged by one
       of the Company's stockholders and guaranteed by the
       Company's stockholders. Interest to be paid on the principal balance at a rate of 10.5% through December 1997 when
       loan is due in full.                                                100,100             -

       Term loan with financial institution secured by equipment;
       principal and interest payments, $1,269 at September 27,
       1996, due monthly through February 2000.  Interest on the
       loan is at a rate of 11.6%. Outstanding principal and
       accrued interest satisfied with a portion of the proceeds
       received from the $1,650,000 term loan executed during
       1997.                                                                     -        41,964

       Capital lease; principal and interest (at 12.52%) payments
        totaling $1,541 due monthly through November 2000.                  47,090        59,250

                                                                        1997         1996
                                                                     -----------  -----------
     Capital lease; principal and interest (at 10.4%) payments
     totaling $2,998 due monthly through September 1998.
     Outstanding principal and accrued interest satisfied with a portion of the proceeds received from the $1,650,000 term
     loan executed during 1997.                                                -       64,812

     Capital lease; principal and interest (at 17.29%) payments totaling $851 due monthly through April 2000. Outstanding
     principal and accrued interest satisfied with a portion of the proceeds received from the $1,650,000 term loan executed
     during 1997.                                                              -       27,139

     Other                                                                28,772       12,290
                                                                     -----------  -----------
                                                                      $3,235,083   $3,199,543
                                                                     ===========  ===========

  The above is categorized as follows:

                                                                        1997         1996
                                                                     -----------  -----------
     Senior Long-Term Debt                                            $1,900,893   $1,290,471
     Subordinated Long-Term Debt                                       1,334,190    1,909,072
                                                                      ----------   ----------
                                                                       3,225,083    3,199,543
     Less: Current Portion                                             1,668,243    1,208,084
                                                                      ----------   ----------
                                                                      $1,566,840   $1,991,459
                                                                      ==========   ==========

  Aggregate maturities of long-term debt by fiscal year are as follows:

     1998                                                            $ 1,668,243
     1999                                                                238,501
     2000                                                                239,314
     2001                                                                234,224
     2002                                                                260,372
     Thereafter                                                          594,429
                                                                     -----------
                                                                     $ 3,235,083
                                                                     ===========

  The Company is subject to financial covenants under its term loan agreement with a commercial lending company. Such covenants relate to working capital, current ratio, and a ratio of net worth to total liabilities. The Company was not in compliance with one of the covenants at October 3, 1997; however, the lender has waived such noncompliance until March 31, 1998.

NOTE 6 - CONTINGENCIES

  In August 1990 the United States Environmental Protection Agency (EPA) added to its National Priorities List a site which is constituted in part by the land on which the Company's Fort Valley, Georgia facility is located. In July 1993 the EPA advised the Company that it may be responsible for certain contamination discovered both on and off this site. The Company denied responsibility and advised the EPA that the Company did not cause the contamination and that it had indemnities from the former owner who has since cooperated with the EPA in completing the investigative activities and initiating the remedial activities required by the EPA.

  In August 1993 the Company and its affiliates were named co-defendants in a lawsuit filed by neighbors of the site seeking unspecified monetary and injunctive relief alleging property damage arising out of chemical formulation activities at the Fort Valley, Georgia facility. Since the alleged property damage arose prior to the facility being owned by the Company or its affiliates, management of the Company denies any liability to the plaintiffs and contends that any damage suffered by the plaintiffs arose out of action of the prior owners of the facility.

  The Company believes that the above actions are without merit and is vigorously defending its position. Accordingly, no provision for losses or expenses related to the above actions has been made in the accompanying financial statements.

NOTE 7 - INCOME TAXES

  Deferred income taxes are provided with respect to certain items which are recognized in one period for financial reporting purposes and another period for income tax purposes. Such temporary differences relate primarily to depreciation of property and equipment, trademarks and product registration costs, allowance for doubtful accounts, inventory reserves and carrying costs and certain expense accruals.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income tax (asset) liability as of October 3, 1997 and September 27, 1996 are as follows:

                                                         1997        1996
                                                      ----------  ----------
   Deferred Income Tax (Asset) Liability:
     Tax over book depreciation                        $ 338,671   $ 336,651
     Trademarks and product registration costs            13,200      27,093
     Net operating loss carryforwards                   (300,556)   (134,035)
     Alternative minimum tax credit carryforwards        (63,961)    (63,961)
                                                      ----------  ----------
                                                         (12,646)    165,748
                                                      ----------  ----------

   Deferred Income Tax Asset:
     Allowance for doubtful accounts                       3,922       3,046
     Inventory reserves                                   12,400      12,400
     Inventory carrying costs                             54,878      35,135
     Expense accruals                                          -      67,603
     Other                                                (6,523)          -
                                                      ----------  ----------
                                                          64,677     118,184
                                                      ----------  ----------
         Net Deferred Income Tax (Asset) Liability     $ (77,323)  $  47,564
                                                      ==========  ==========

Significant components of the provision (credit) for income taxes in the accompanying consolidated statement of income for the years ended October 3, 1997 and September 27, 1996, are as follows:

                                                 1997             1996
                                              ---------        ---------
     Current
      Federal                                 $       -         $ 10,826
      State                                           -            1,547
                                              ---------         --------
                                              $       -         $ 12,373
                                              =========         ========

     Deferred
      Federal                                 $ (92,508)        $ 92,990
      State                                     (32,379)          32,548
                                              ---------         --------
                                              $(124,887)        $125,538
                                              =========         ========

  The components of the net provision (credit) for deferred income taxes are as follows for the years ended October 3, 1997 and September 27, 1996:

                                                    1997             1996
                                                  ---------         --------
     Tax over book depreciation                   $   2,020         $ 45,488
     Trademarks and product registration costs      (13,893)             (54)
     Benefits of operating loss carryforwards      (166,521)          26,016
     Allowance for doubtful accounts                   (876)           5,093
     Inventory reserves                                   -           (2,046)
     Inventory carrying costs                       (19,743)          (7,081)
     Expense Accruals                                67,603           70,495
     Alternative minimum tax credit carryforwards         -          (12,373)
     Other                                            6,523                -
                                                  ---------         --------
                                                  $(124,887)        $125,538
                                                  =========         ========

NOTE 8 - RELATED PARTY TRANSACTIONS

  Due to stockholders at October 3, 1997 and September 27, 1996 of $170,892 and $356,268, respectively, represents cumulative management fees due two of the Company's stockholders at September 30, 1994. Such amounts are noninterest bearing and due on demand but have no specified payment dates.

  The note and accrued interest payable - stockholder is due on demand and includes interest at the same rate as the Company incurs under its lines of credit (see Note 4). Since the noteholder's intent is not to demand payment within twelve months, the amounts are included as noncurrent liabilities in the accompanying consolidated balance sheets as of October 3, 1997 and September 27, 1996.

NOTE 9 - SUBSEQUENT EVENT

  During 1997, the Company entered into a letter of intent to exchange all of the outstanding shares of the Company's common stock for those of Ringer Corporation, a publicly-traded corporation in Bloomington, Minnesota. The transaction was effected on December 8, 1997. As a result, the Company continues as an independently operated, but wholly owned, subsidiary or Ringer Corporation.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma statements of operations combine the historical results of operations of Ringer Corporation and Southern Resources, Inc. for the years ended September 30, 1997 and 1996 after giving effect to certain adjustments described in the notes to the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations present the combined results of operations of the Company and SRI as if the Merger had been effective at the beginning of each period. The pro forma statements of operations are provided for illustrative purposes only and are not necessarily indicative of future results of operations of the Company, or of the results of operations that would actually have occurred had the acquisition been in effect during the periods presented.

The unaudited pro forma condensed combined statements of operations also reflect the acquisition by the Company of substantially all of the assets of Dexol Industries, Inc. (Dexol), a manufacturer and marketer of consumer pesticides. The acquisition, completed in March 1997, was accounted for as a purchase. (See "Dexol Industries, Inc." in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997.) The operating results of Dexol are included in the Company's historical amounts beginning March 1, 1997. The pro forma information for fiscal 1996 below includes the operations of Dexol as if the acquisition had occurred on October 1, 1995.

In addition, the unaudited pro forma condensed combined statements of operations reflects the acquisition by SRI of the Rigo/Black Leaf consumer pesticide division of Wilbur-Ellis Company. The acquisition, completed in April 1996, was accounted for as a purchase. The operations of Rigo/Black Leaf are included in SRI's historical amounts beginning May 1, 1996. The pro forma information for fiscal 1996 below includes the operations of Rigo/Black Leaf as if the acquisition had occurred on October 1, 1995.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical financial statements of the Company and SRI, including the respective notes thereto, appearing elsewhere in this Form 8-KA.

        Unaudited Pro Forma Condensed Combined Statements of Operations
                      Fiscal Year Ended September 30, 1997
                    (in thousands except per share amounts)

                                   Ringer      Dexol       Pro forma     Ringer        SRI        Pro forma     Pro forma
                                 Historical  Historical   Adjustments   Adjusted   Historical    Adjustments     Combined
                                 ----------  ----------   -----------   --------   ----------    -----------    ----------
Revenues                            $18,820        $2,973      $          $21,793       $25,034      $  (67) [e]   $46,760
Cost of goods sold                   10,255         2,030                  12,285        20,787         (67) [e]    33,005
                                    -------        ------      -----      -------       -------      ------       --------
Gross profit                          8,565           943          0        9,508         4,247           0         13,755
Selling, general, and                                            (74) [a]
  administrative expenses             9,090         1,486         53  [c]  10,555         3,847                     14,402
                                    -------        ------      -----                    -------      ------       --------
Loss from operations                   (525)         (543)        21       (1,047)          400           0           (647)

Other income (expenses)
   Interest income
   (expense), net                       (80)          (78)        28  [b]    (130)         (927)                    (1,057)
   Other                                 59                                    59            (7)                        52
                                    -------        ------      -----      -------       -------      ------       --------
       Total other income
      (expenses)                        (21)          (78)        28          (71)         (934)          0         (1,005)
                                    -------                    -----      -------       -------      ------       --------
Loss before provision for
  (benefit from) income taxes          (546)         (621)        49       (1,118)         (534)          0         (1,652)
Provision for (benefit from)
    income taxes                                                                           (125)                      (125)
                                    -------        ------      -----      --------      -------      ------       --------
Net loss                            $  (546)       $ (621)     $  49       $(1,118)     $  (419)          0        $(1,527)
                                    =======        ======      =====      ========      =======      ======       ========

Net loss per share                  $  (.05)                                                                       $  (.10)
                                    =======                                                                       ========

Weighted average shares
  outstanding                        10,922                                                           4,500  [g]    15,422
                                    =======                                                          ======       ========

        Unaudited Pro Forma Condensed Combined Statements of Operations
                      Fiscal Year Ended September 30, 1996
                    (in thousands, except per share amounts)

                                                                                             Rigo/
                               Ringer       Dexol      Pro Forma    Ringer       SRI      Black Leaf    Pro forma       SRI
                             Historical   Historical   Adjustments  Adjusted   Historical  Historical   Adjustments   Adjusted
                             -----------  -----------  ---------  ----------  -----------  ------------ ---------     --------
Revenues                        $14,672    $12,719     $             $27,392     $20,792     $ 7,417     $             $28,209
Cost of goods sold                7,647     10,191                    17,839      17,098       5,462                    22,560
                                -------    -------                   -------     -------    --------     --------      -------
Gross profit                      7,025      2,528                     9,553       3,694       1,955            0        5,649
Selling, general, and                                     (100) [a]
  administrative expenses         7,371      3,283          71  [c]   10,625       2,613       1,610          (55) [h]   4,168
                                -------    -------     -------       -------     -------    --------     --------      -------
Loss from operations               (346)      (755)         29        (1,072)      1,081         345           55        1,481

Other income (expenses)
   Interest income
   (expense), net                     6       (323)         65  [b]     (253)       (689)       (329)         (96) [i]  (1,114)
   Equity in unconsolidated
 Subsidiary                                     37         (37) [d]        0                                                 0
   Other                           (228)        73                      (155)         10          12          (12) [j]      10
                                -------    -------     -------       -------     -------    --------     --------      -------
       Total other income
        (expenses)                 (222)      (213)         28          (408)       (679)       (317)        (108)      (1,104)
                                -------    -------     -------       -------     -------    --------     --------      -------
Loss before provision
  for (benefit from)
  income taxes                     (568)      (968)         57        (1,480)        402          28          (53)         377
Provision for (benefit
 from)
  income taxes                       --                                    0         138          10                       148
                                -------    -------     -------       -------     -------    --------     --------      -------
Net loss                        $  (568)   $  (968)    $    57       $(1,480)        264    $     18     $    (53)     $   229
                                =======    =======     =======       =======     =======    ========     ========      =======

Net loss per share              $  (.05)
                                =======

Weighted average shares
 outstanding                     10,922
                                =======

                                                        Combined
                                                       Pro forma      Pro forma
                                                      Adjustments     Combined
                                                      ------------    ---------
Revenues                                               $(2,201) [e]    $53,400
Cost of goods sold                                      (2,201) [e]     38,198
                                                       -------         -------
Gross profit                                                 0          15,202
Selling, general, and
  administrative expenses                                  132  [f]     14,925
                                                       -------         -------
Loss from operations                                      (132)            277

Other income (expenses)
   Interest income
   (expense), net                                                       (1,367)
   Equity in unconsolidated
 Subsidiary                                                                  0
   Other                                                                  (145)
                                                       -------         -------
       Total other income
        (expenses)                                           0          (1,512)
                                                        ------          ------
Loss before provision
  for (benefit from)
  income taxes                                            (132)         (1,235)
Provision for (benefit
 from)
  income taxes                                                             148
                                                       -------          ------
Net loss                                               $  (132)        $(1,383)
                                                       =======         =======

Net loss per share                                                     $  (.09)
                                                                       =======

Weighted average shares
 outstanding                                             4,500  [g]     15,422
                                                       =======         =======

Notes to Unaudited Condensed Combined Statements of Operations:
[a] Elimination of expenses associated with a portion of the business not acquired by Ringer.
[b] Reduction in interest expense on notes to Dexol shareholders not assumed by Ringer.
[c] Amortization over 20 years of the excess of purchase price over the net assets acquired for the five month period of October 1, 1996 through February 28, 1997 and the twelve month period ended September 30, 1996.
[d]  Elimination in unconsolidated subsidiary not acquired by Ringer.
[e] Elimination of sales to Dexol from SRI for the fiscal year ended September 30,1997 and 1996.
[f] Elimination of SRI deferred product registration costs (adjustment for difference in accounting policies).
[g]  Issuance of Ringer stock and retirement of SRI stock at Merger.
[h] Elimination of Wilbur-Ellis Company administrative intercompany charges from Rigo which are incremental to the costs of operating the business under SRI's ownership.
[i] Increase interest expense to reflect higher average interest rates on working capital borrowings by SRI.
[j] Elimination of miscellaneous other income (i.e., rental income on property not acquired by SRI) which will not be continued by SRI.